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                                                                   EXHIBIT 99(a)


                        IMMEDIATE RELEASE                     FEBRUARY 24, 2004
                        CONTACTS:
                        BRENT LARSON                          JONATHAN FASSBERG,
                        VICE PRESIDENT CFO                    THE TROUT GROUP
                        614 793 7500                          212 477 9007
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          NEOPROBE ANNOUNCES FDA MEETING TO DISCUSS RIGS(R) DEVELOPMENT
           MEETING TO DISCUSS POTENTIAL CLINICAL SUBMISSION UNDER BLA


DUBLIN, OHIO - February 24, 2004 -- Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products today announced that its has scheduled a meeting with the United States Food and Drug Administration (FDA) on April 15, 2004 to discuss the potential submission of additional clinical information to respond to questions raised by the FDA related to the Company's Biologic License Application (BLA) for RIGScan CR49. The meeting with the FDA will be to review the procedures to complete further analysis of clinical information and the procedures for the prospective submission of the analysis to respond to the FDA's questions concerning the patient benefit of the use of RIGScan CR49.

"We have become aware of information from independent follow-up to some of the clinical studies performed in support of our original BLA," said David Bupp, Neoprobe's President and CEO. "The information seems to suggest a potential for a survival differential for patients whose colorectal cancer was evaluated with RIGScan CR49. The meeting has been scheduled to review some of this information with the FDA, to determine the appropriate next steps for the development of the product and to outline a possible development timeline. We will provide information after the April meeting as is appropriate in cooperation with the FDA in order to reactivate the currently stalled development plan for RIGScan CR49", concluded Bupp.

ABOUT NEOPROBE
Neoprobe develops and provides innovative surgical and diagnostic products that enhance patient care by meeting the critical decision making needs of healthcare professionals. Neoprobe's current line of gamma detection systems is widely used for intraoperative lymphatic mapping (ILM), an emerging standard of care technology for breast cancer and melanoma. Neoprobe also holds significant interests in the development of related biomedical systems and agents. The Company's strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. With the acquisition of Cardiosonix Ltd. in 2001, Neoprobe expanded its product portfolio to include blood flow measurement products. Cardiosonix is an early stage company that has recently received regulatory clearance to begin the clinical evaluation and commercial sale of its blood flow measurement products. Cardiosonix' products (the Quantix/NDTM and the Quantix/ORTM) are designed to be used by neurosurgeons, cardiovascular surgeons and critical care physicians.

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company's products, are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.